UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

BLUE RIDGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-39165	54-1838100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
Suite 101 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 331-6521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BRBS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2025, Blue Ridge Bankshares, Inc. (the “Company”) and Blue Ridge Bank, National Association (the “Bank”), the Company’s wholly-owned bank subsidiary, entered into amended and restated employment agreements with G. William Beale, the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank, and Judy C. Gavant, Executive Vice President and Chief Financial Officer of the Company and the President and Chief Financial Officer of the Bank. The amended and restated employment agreement with Mr. Beale (the “Beale Amended Agreement”) is effective January 1, 2025, and amends, restates and replaces his amended and restated employment agreement, dated October 24, 2023, with the Company and Bank (the “Beale Original Agreement”). The amended and restated employment agreement with Ms. Gavant (the “Gavant Amended Agreement”) is effective January 1, 2025, and amends, restates and replaces her amended and restated employment agreement, dated April 20, 2022, with the Company and Bank (the “Gavant Original Agreement”).

The Beale Amended Agreement and the Gavant Amended Agreement each provides for a two-year term that will expire on January 1, 2027; provided, that on January 1, 2027 and on each January 1st thereafter, the term of the agreement will be automatically extended for an additional one-year period unless either party gives written notice of nonrenewal at least 90 days before the end of the then-current term.

The Beale Amended Agreement changes the period during which Mr. Beale would receive benefits in the event his employment is terminated by the Company without “cause” or by him for “good reason” (as those terms are defined in the agreement) from (1) the greater of (x) three months or (y) 12 months less the number of full or partial months from May 7, 2023 through the date of termination, as stated in the Beale Original Agreement, to (2) the greater of (x) the number of months remaining in the term of the agreement or (y) 12 months, as stated in the Beale Amended Agreement. The structure of the severance payment (i.e., base salary and a welfare continuance benefit) relating to such termination events was not changed from the Beale Original Agreement.

The Beale Amended Agreement also changes the calculation of the lump sum cash payment Mr. Beale is to receive in the event his employment is terminated by the Company without cause or by him for good reason within one year after a “change in control” (as such term is defined in the agreement) of the Company from (1) an amount equal to the number of months remaining in the then current employment term times the sum of (A) his monthly base salary as of the date of termination or, if greater, the highest monthly base salary in effect in the three months immediately prior to the date of the change in control, and (B) 1/12 of the highest annual bonus paid or payable for the two years immediately preceding the year in which his employment is terminated, as stated in the Beale Original Agreement, to (2) an amount equal to two times the sum of (A) his annual base salary as of the date of termination or, if greater, the highest annual base salary in effect in the three months immediately prior to the date of the change in control, and (B) the highest annual bonus paid or payable for the two years immediately preceding the year in which his employment is terminated, as stated in the Beale Amended Agreement.

The Beale Amended Agreement also increases the non-competition covenant from three months to 12 months following the termination of Mr. Beale’s employment for any reason, and removes fintech business from the definition of “competitive business” with respect to that covenant.

The Beale Amended Agreement and the Gavant Amended Agreement also contain certain ministerial and administrative changes. Other than as described in this Current Report on Form 8-K, there were no other material changes to (i) the Beale Original Agreement, as disclosed in the Company’s Current Reports on Form 8-K filed on July 17, 2023 and October 26, 2023, and (ii) the Gavant Original Agreement, as disclosed in the Company’s Current Report on Form 8-K filed on April 22, 2022.

Copies of the Beale Amended Agreement and the Gavant Amended Agreement are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, dated January 23, 2025, by and among Blue Ridge Bankshares, Inc., Blue Ridge Bank, National Association and G. William Beale.

10.2	Amended and Restated Employment Agreement, dated January 23, 2025, by and among Blue Ridge Bankshares, Inc., Blue Ridge Bank, National Association and Judy C. Gavant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE BANKSHARES, INC.
(Registrant)

Date: January 29, 2025	By:	/s/ Judy C. Gavant
Judy C. Gavant
Executive Vice President and Chief Financial Officer

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